UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 13, 2009 (November 10, 2009)
Commission File No. 001-08968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On November 11, 2009, Messrs. Larry G. Barcus and John W. Poduska, Sr. announced their retirement from the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”), effective November 12, 2009. Messrs. Barcus’s and Poduska’s retirements are a result of each of them reaching the Company’s mandatory retirement age for directors as provided in the Company’s Corporate Governance Guidelines and not as a result of any disagreement with the Company. Mr. Barcus served as Chairperson of the Board’s Nominating and Governance Committee and also served as a member of the Board’s Audit and Executive Committees. Mr. Poduska served as the Chairperson of the Board’s Compensation and Benefits Committee (the “Compensation Committee”), and also served on the Board’s Nominating and Corporate Governance and Executive Committees. Mr. Peter J. Fluor was named to replace Mr. Poduska as Chairperson of the Compensation Committee, and Mr. Preston M. Geren III was named to replace Mr. Barcus as Chairperson of the Nominating and Governance Committee. As a result of their appointments as committee chairpersons, Messrs. Fluor and Geren will also serve on the Board’s Executive Committee.
     (e) As part of its annual review of executive compensation, on November 10, 2009, the Compensation Committee approved certain changes to the compensation arrangements of its named executive officers.
     As part of his compensation package, the Compensation Committee awarded to Mr. R.A. Walker, the Company’s Chief Operating Officer, an equity-based compensation grant under the Company’s 2008 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) with a target value of $5,700,000, with such value split one-third each in stock options (72,700), restricted stock units (32,900), and performance units (32,700). The stock options have a seven-year term, vest pro-rata over three years beginning on the first anniversary of November 10, 2009 (the “grant date”), and have an exercise price of $65.44 (which represents the closing price of a share of Anadarko common stock on the grant date). The award recognizes Mr. Walker’s contributions since his appointment as Chief Operating Officer in March 2009, given that no changes were made to Mr. Walker’s compensation at the time of his appointment. The restricted stock units vest pro-rata over three years beginning on the first anniversary of the grant date. The performance units, if earned, are to be paid in cash based on the company’s relative total stockholder return (TSR) performance against a peer group selected by the Compensation Committee (which is set forth on page 26 of the Company’s Proxy Statement as filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 27, 2009), with 50% of the award tied to a two-year performance period (which commences on January 1, 2010 and ends on December 31, 2011), and 50% tied to a three-year performance period (which begins on January 1, 2010 and ends on December 31, 2012). The other terms of such awards are as set forth in the forms of award agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
     As part of his compensation package, the Compensation Committee also awarded to Charles A. Meloy, the Company’s Senior Vice President of Worldwide Operations, an equity-based compensation grant under the Omnibus Plan with a target value of $5,000,250, with such value split approximately 50% in restricted stock units (43,300), 33% in performance units (28,400), and 17% in stock options (32,500). The restricted stock units will vest 10% on the first anniversary of the grant date, 10% on the second anniversary of the grant date, and 80% on the third anniversary of the grant date. This award was structured to provide additional retention and to recognize exceptional operational and production achievements for 2009. The performance units, if earned, are to be paid in cash based on the company’s relative total stockholder return (TSR) performance against the peer group referenced above, with 50% of the award tied to a two-year performance period (which commences on January 1, 2010 and ends on December 31, 2011), and 50% tied to a three-year performance period (which begins on January 1, 2010 and ends on December 31, 2012). The stock options have a seven-year term, vest pro-rata over three years beginning on the first anniversary of the grant date, and have an exercise price of $65.44 (which represents the closing price of a share of Anadarko common stock on the grant date). The other terms of such awards are as set forth in the forms of award agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
James T. Hackett — Amended and Restated Employment Agreement
     On November 11, 2009, the Board, upon recommendation by the Compensation Committee, approved an Amended and Restated Employment Agreement (the “2009 Agreement”) between the Company and James T. Hackett, the Company’s Chairman, President and Chief Executive Officer. The 2009 Agreement replaces in its entirety Mr. Hackett’s previous Employment Agreement, dated December 11, 2006 (the “2006 Agreement”), as amended by the First Amendment to the 2006 Employment Agreement, effective as of December 31, 2008 (the “First Amendment to the 2006 Agreement”). The primary purpose of this amendment is to ensure that performance-based compensation elements (annual bonus and performance units) related to certain termination events comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the 2008 Revenue Ruling that impacts compensation tied to performance periods beginning January 1, 2010. The amendment is intended to comply with this Revenue Ruling and preserve meaningful cost savings for the Company. The 2009 Agreement (1) incorporates the First Amendment to the 2006 Agreement that was made to ensure compliance of the 2006 Agreement with Section 409A of the Code; (2) amends certain provisions regarding the timing of certain performance-based compensation elements to ensure such provisions continue to comply with the applicable Code Section 162(m) rules and regulations regarding deductibility of executive compensation in excess of $1 million; and (3) amends the non-solicitation provision of the 2006 Agreement to eliminate the applicability of such provision if (i) Mr. Hackett becomes entitled to the Change of Control Benefits (as defined in the 2009 Agreement) (x) because Mr. Hackett’s employment is terminated by expiration of the term of the 2009 Agreement during a Change of Control Period (as defined in the 2009 Agreement) by reason of notice from the Company of such termination, or (y) upon certain terminations in a Change of Control Period or In Anticipation of a Change of Control (as defined in the 2009 Agreement), or (ii) Mr. Hackett’s employment with the Company is terminated for any reason after December 3, 2010.
     The above description is not a full summary of all of the terms and conditions of the 2009 Agreement and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Form of Performance Unit Award Agreement.

10.3	Form of Stock Option Award Agreement.

10.4	Amended and Restated Employment Agreement between James T. Hackett and the Company, dated November 11, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
November 13, 2009	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Form of Performance Unit Award Agreement.

10.3	Form of Stock Option Award Agreement.

10.4	Amended and Restated Employment Agreement between James T. Hackett and the Company, dated November 11, 2009.